UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-39242	82-1751097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Clay Street, Suite 500 Oakland, California	94612
(Address of Principal Executive Offices)	(Zip Code)

(510) 457-3737

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CALB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

California BanCorp (the “Company”) held its annual meeting of shareholders on August 6, 2020 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the amendment and restatement of the California BanCorp 2017 Equity Incentive Plan (as amended and restated, the “Amended 2017 Plan”). The Amended 2017 Plan increases the number of shares that may be granted as awards under the plan from 420,000 shares to a maximum total of 920,000 shares. In addition, the Amended 2017 Plan (i) eliminates provisions relating to performance shares and an annual per participant grant limit of 50,000 shares, given the elimination of the performance based compensation exception to the Internal Revenue Code Section 162(m) annual compensation limit of $1 million for certain covered executive officers, and (ii) clarifies that shares subject to awards issued in substitution or replacement of awards issued by another entity (in connection with the Company’s acquisition of or combination with such other entity) will not count against the plan’s share grant limits.

A copy of the Amended 2017 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting. There were 8,133,416 shares of the Company’s common stock entitled to vote at the Annual Meeting. Shareholders holding 6,265,950 shares were present at the Annual Meeting in person or presented by proxy.

Proposal 1 — Election of Directors

The shareholders elected the ten nominees named in the Company’s proxy statement for the Annual Meeting, to serve until the 2021 annual meeting of shareholders and until their successors are elected and qualified. There were no nominees other than those listed below. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Andrew J. Armanino	4,843,547	30,963	1,391,440
Stephen A. Cortese	4,842,228	32,282	1,391,440
Kevin J. Cullen	4,842,977	31,533	1,391,440
Stephen R. Dathe	4,842,977	31,533	1,391,440
Wayne S. Doiguchi	4,432,629	441,881	1,391,440
Donald J. Kintzer	4,843,547	30,963	1,391,440
Rochelle G. Klein	4,842,977	31,533	1,391,440
Frank L. Muller	4,843,547	30,963	1,391,440
Steven E. Shelton	4,843,547	30,963	1,391,440
Edmond E. Traille	4,842,977	31,533	1,391,440

Proposal 2 — Ratification of the Appointment of Independent Public Accounting Firm

The shareholders voted to ratify the appointment of Crowe LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2020. The results of voting were as follows:

Votes For	Votes Against	Abstain	Non-Votes
6,240,469	19	25,462	—

Proposal 3 — Approval of Amendment and Restatement of 2017 Equity Incentive Plan

The shareholders voted to approve the Amended 2017 Plan. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
3,847,978	843,955	182,577	1,391,440

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on July 1, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: August 12, 2020	By:	/s/ THOMAS A. SA
Thomas A. Sa Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer